UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Accelera Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20511 Abbey Drive, Frankfort, Illinois	60423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 866-0758

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2016, Accelera Innovations, Inc. (the “Registrant”) entered into an Acquisition Financing Agreement (the “Agreement”) with Wellington Shields & Co., a registered broker/dealer (“Wellington”), pursuant to which Wellington shall serve as the Registrant’s exclusive financial advisor with respect to an acquisition financing of up to $25 million.

In connection with the Agreement, Wellington shall consult with the Registrant regarding certain financial matters related to the business of the Registrant (the “Services”), which Services shall include providing: (i) introductions to or strategic advice with respect to approaches to target investors; (ii) advisory services in connection recapitalization or debt restructuring; (iii) other general corporate finance or strategic financial advisory services as required by the Registrant; (iv) general advisory services in connection with any mergers with or acquisition of, corporate or operating assets; and (v) additional services incidental to the above; as directed by the .Registrant

In exchange for the Services, Wellington shall receive success based fees in cash and securities, a $50,000 non-refundable engagement fee and expense reimbursement. The term of the agreement shall terminate on July 31, 2016 or earlier subject to 30-day notice.

The foregoing description of the Agreement is qualified in its entirety by reference to such Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Acquisition Financing Agreement with Wellington Shields & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016

ACCELERA INNOVATIONS, INC.

By:	/s/ John F. Wallin
John F. Wallin
President and Chief Executive Officer
(Principal Executive Officer)

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